News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Second Quarter 2022 Financial Results
Increases Full-Year 2022 Revenue and Earnings Guidance

Long Beach, Calif, July 27, 2022 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported second quarter 2022 GAAP earnings per diluted share of $4.25 and adjusted earnings per diluted share of $4.55. Financial results are summarized below:

	Quarter ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021

(In millions, except per-share results)
Premium Revenue	$7,799	$6,583	$15,330	$12,889
Total Revenue	$8,054	$6,800	$15,824	$13,322

GAAP:
Net Income	$248	$185	$506	$413
EPS – Diluted	$4.25	$3.16	$8.63	$7.05
Medical Care Ratio (MCR)	88.1%	88.4%	87.6%	87.6%
G&A Ratio	6.8%	7.1%	7.1%	7.2%
After-tax Margin	3.1%	2.7%	3.2%	3.1%

Adjusted:
Net Income	$266	$199	$554	$459
EPS – Diluted	$4.55	$3.40	$9.45	$7.83
G&A Ratio	6.8%	6.9%	6.9%	7.0%
After-tax Margin	3.3%	2.9%	3.5%	3.4%
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of June 30, 2022, the Company served approximately 5.1 million members, an increase of 422,000 members or 9% compared to June 30, 2021.
•Premium revenue was approximately $7.8 billion for the second quarter of 2022, an increase of 18% compared to the second quarter of 2021.
•Second quarter 2022 GAAP earnings per diluted share were $4.25 and adjusted earnings per diluted share were $4.55. Excluding a true up to the 2021 risk adjustment payable, GAAP earnings per share were $4.69 and adjusted earnings per diluted share were $4.99.
•The Company increased its full year 2022 premium revenue guidance to approximately $30 billion, above its previous guidance of approximately $29.25 billion.
•The Company increased its full year 2022 adjusted earnings guidance to at least $17.60 per diluted share, above its previous guidance of at least $17.10 per diluted share. Guidance includes the Company’s Marketplace business achieving modest profitability when excluding the 2021 risk adjustment payable true-up.
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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022

“We are very pleased with our second quarter and year-to-date performance,” said Joseph Zubretsky, President and Chief Executive Officer. “We executed well, provided high quality care to our members, delivered solid operating earnings, and continued to deliver on our growth strategy.”

Premium Revenue
Premium revenue was approximately $7.8 billion for the second quarter of 2022, an increase of 18% compared to the second quarter of 2021. The higher premium revenue reflects the impact of acquisitions and increased organic membership in the Medicaid and Medicare lines of business.

Net Income
GAAP net income for the second quarter of 2022 was $4.25 per diluted share, compared to $3.16 per diluted share in the second quarter of 2021. Adjusted net income for the second quarter of 2022 was $4.55 per diluted share, compared to $3.40 per diluted share in the second quarter of 2021. The net effect of COVID decreased the second quarter of 2022 GAAP and adjusted EPS by $0.68 per diluted share. A true up to the 2021 risk adjustment payable decreased net income by approximately $0.44 per diluted share in the second quarter of 2022.

Medical Care Ratio
•The consolidated MCR for the second quarter of 2022 was 88.1%, compared to 88.4% for second quarter of 2021. The net effect of COVID added approximately 60 basis points to the consolidated MCR. The impact varied by segment.
•The Medicaid MCR of 88.0% was at the low end of the Company’s long-term target range. The net effect of COVID added approximately 20 basis points in the quarter.
•The Medicare MCR of 86.9% was below the Company’s long-term target range. The net effect of COVID added approximately 370 basis points in the quarter and was more than offset by favorable risk adjustment and strong medical cost management.
•The Marketplace MCR of 91.2% includes a true up for the 2021 risk adjustment payable. Excluding this out of period item the MCR was 85.7%, reflecting higher core utilization and approximately 50 basis points from the net effect of COVID.

General and Administrative Expense Ratio
The G&A ratio for the second quarter of 2022 was 6.8%, compared to 7.1% for the second quarter of 2021. The adjusted G&A ratio was 6.8% for the second quarter of 2022, compared to 6.9% for the second quarter of 2021.

Balance Sheet
Cash and investments at the parent company were $210 million as of June 30, 2022, compared to $348 million as of December 31, 2021.
Through June 30, 2022, the Company purchased approximately 658,000 shares for $200 million, at an average cost of $304.13 per share.

Cash Flow
Operating cash flow for the six months ended June 30, 2022, was $731 million, which was lower compared to the six months ended June 30, 2021, primarily due to the net impact of timing differences in government receivables and payables and partially offset by an increase in net earnings.

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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
2022 Guidance
Premium revenue for full year 2022 is now expected to be approximately $30 billion, above the previous guidance of approximately $29.25 billion. The guidance increase of approximately $750 million includes the extension of the Public Health Emergency from July to October, second quarter 2022 outperformance and additional pass through revenue payments.
The Company increased its full year 2022 adjusted earnings guidance to at least $17.60 per diluted share, above the previous guidance of at least $17.10 per diluted share. Guidance includes the Company’s Marketplace business achieving modest profitability when excluding the 2021 risk adjustment payable true up.
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Conference Call
Management is hosting a conference call and webcast to discuss Molina Healthcare’s second quarter 2022 results at 8:00 a.m. Eastern Time on Thursday, July 28, 2022. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 4270459. A telephonic replay of the conference call will be available through Thursday, August 11, 2022, by dialing (877) 344-7529 and entering confirmation number 9675380. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Molina Healthcare served approximately 5.1 million members as of June 30, 2022, located across 19 states. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2022 guidance, as well as its plans and expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC, and also in its Quarterly Report on Form 10-Q for the three months ended June 30, 2022, which the Company expects to file on or about July 28, 2022.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of July 27, 2022, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$7,799	$6,583	$15,330	$12,889
Premium tax revenue	215	185	423	372
Investment income	22	10	33	19
Other revenue	18	22	38	42
Total revenue	8,054	6,800	15,824	13,322
Operating expenses:
Medical care costs	6,872	5,819	13,435	11,293
General and administrative expenses	551	484	1,122	957
Premium tax expenses	215	185	423	372
Depreciation and amortization	44	31	84	64
Other	11	8	27	28
Total operating expenses	7,693	6,527	15,091	12,714
Operating income	361	273	733	608
Other expenses, net:
Interest expense	27	30	55	60
Total other expenses, net	27	30	55	60
Income before income tax expense	334	243	678	548
Income tax expense	86	58	172	135
Net income	$248	$185	$506	$413

Net income per share – Diluted	$4.25	$3.16	$8.63	$7.05

Diluted weighted average shares outstanding	58.4	58.4	58.6	58.5

Operating Statistics:
Medical care ratio	88.1%	88.4%	87.6%	87.6%
G&A ratio	6.8%	7.1%	7.1%	7.2%
Premium tax ratio	2.7%	2.7%	2.7%	2.8%
Effective income tax rate	25.8%	24.2%	25.4%	24.7%
After-tax margin	3.1%	2.7%	3.2%	3.1%

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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,312	$4,438
Investments	3,567	3,202
Receivables	2,240	2,177
Prepaid expenses and other current assets	213	247
Total current assets	10,332	10,064
Property, equipment, and capitalized software, net	401	396
Goodwill and intangible assets, net	1,286	1,252
Restricted investments	219	212
Deferred income taxes	141	106
Other assets	193	179
Total assets	$12,572	$12,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$3,775	$3,363
Amounts due government agencies	2,722	2,472
Accounts payable, accrued liabilities and other	715	842
Deferred revenue	13	370
Total current liabilities	7,225	7,047
Long-term debt	2,175	2,173
Finance lease liabilities	216	219
Other long-term liabilities	126	140
Total liabilities	9,742	9,579
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 58 million shares at June 30, 2022 and December 31, 2021	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	251	236
Accumulated other comprehensive loss	(128)	(5)
Retained earnings	2,707	2,399
Total stockholders’ equity	2,830	2,630
Total liabilities and stockholders’ equity	$12,572	$12,209

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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2022	2021

	(In millions)
Operating activities:
Net income	$506	$413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84	64
Deferred income taxes	3	7
Share-based compensation	57	35
Other, net	(6)	10
Changes in operating assets and liabilities:
Receivables	(43)	(192)
Prepaid expenses and other current assets	(64)	(6)
Medical claims and benefits payable	405	272
Amounts due government agencies	247	792
Accounts payable, accrued liabilities and other	(147)	(15)
Deferred revenue	(357)	(333)
Income taxes	46	14
Net cash provided by operating activities	731	1,061
Investing activities:
Purchases of investments	(1,413)	(1,006)
Proceeds from sales and maturities of investments	879	622
Purchases of property, equipment, and capitalized software	(50)	(29)
Other, net	(7)	5
Net cash used in investing activities	(591)	(408)
Financing activities:
Common stock purchases	(200)	(128)
Common stock withheld to settle employee tax obligations	(53)	(52)
Contingent consideration liabilities settled	(20)	(20)
Other, net	5	—
Net cash used in financing activities	(268)	(200)
Net (decrease) increase in cash, cash equivalents, and restricted cash and cash equivalents	(128)	453
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,506	4,223
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,378	$4,676

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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	June 30,	December 31,	June 30,
	2022	2021	2021
Ending Membership by Segment:
Medicaid	4,610,000	4,329,000	3,928,000
Medicare	151,000	142,000	130,000
Marketplace	357,000	728,000	638,000
Total	5,118,000	5,199,000	4,696,000

	Three Months Ended June 30,
	2022			2021
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$6,301	$755	88.0%	$5,034	$551	89.0%
Medicare	957	124	86.9	814	101	87.6
Marketplace	541	48	91.2	735	112	84.8
Consolidated	$7,799	$927	88.1%	$6,583	$764	88.4%

	Six Months Ended June 30,
	2022			2021
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$12,281	$1,465	88.1%	$9,874	$1,155	88.3%
Medicare	1,900	252	86.7	1,613	178	89.0
Marketplace	1,149	178	84.5	1,402	263	81.2
Consolidated	$15,330	$1,895	87.6%	$12,889	$1,596	87.6%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Six Months Ended
	June 30,
	2022	2021

	Unaudited
Medical claims and benefits payable, beginning balance	$3,363	$2,696
Components of medical care costs related to:
Current year	13,746	11,486
Prior year	(311)	(193)
Total medical care costs	13,435	11,293
Payments for medical care costs related to:
Current year	10,622	9,023
Prior year	2,411	1,949
Total paid	13,033	10,972
Acquired balances, net of post-acquisition adjustments	7	(26)
Change in non-risk and other provider payables	3	(49)
Medical claims and benefits payable, ending balance	$3,775	$2,942

Days in Claims Payable (1)	50	48

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$248	$4.25	$185	$3.16	$506	$8.63	$413	$7.05
Adjustments:
Amortization of intangible assets	19	0.33	12	0.20	37	0.63	24	0.40
Acquisition-related expenses (1)	7	0.11	6	0.11	26	0.45	27	0.46
Other (2)	(3)	(0.04)	—	—	—	—	9	0.16
Subtotal, adjustments	23	0.40	18	0.31	63	1.08	60	1.02
Income tax effect	(5)	(0.10)	(4)	(0.07)	(15)	(0.26)	(14)	(0.24)
Adjustments, net of tax	18	0.30	14	0.24	48	0.82	46	0.78
Adjusted net income	$266	$4.55	$199	$3.40	$554	$9.45	$459	$7.83

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and integration costs.
(2)The first half of 2022 includes certain non-recurring costs associated with gain on lease termination and disposal of fixed assets. The first half of 2021 includes change in premium deficiency reserves, loss on sale of property, and restructuring costs.

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Molina Healthcare, Inc. Reports Second Quarter 2022 Financial Results

July 27, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2022 GUIDANCE

	Amount	Per Diluted Share (2)
Net income	$937	$16.01
Adjustments:
Acquisition-related expenses	47	0.80
Amortization of intangible assets	75	1.29
Subtotal, adjustments	122	2.09
Income tax effect (1)	(29)	(0.50)
Adjustments, net of tax	93	1.59
Adjusted net income per diluted share	$1,030	$17.60

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.9%.
(2)Computations assume approximately 58.5 million diluted weighted average shares outstanding.
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